UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2012

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure.

Organizational Announcement:

AvalonBay Communities, Inc. (the “Company”) has determined to implement a realignment of certain executive officer responsibilities, effective April 1, 2012, to help the Company remain focused on efficiently integrating and fully leveraging new specialized support functions while also continuing to focus on maintaining top quality, on-site customer service, leasing and asset maintenance functions.

With this realignment, Leo Horey, currently Executive Vice President-Property Operations, will assume the new role of Executive Vice President-Chief Administrative Officer.  In this role, Mr. Horey will oversee a number of functions, including revenue management, strategic business services (ancillary revenue streams), property taxes, and various corporate and administrative services across all business functions including human resources and information services.  He will also remain on the Company’s management investment committee.

Sean Breslin, Executive Vice President — Investments and Asset Management, will assume additional responsibility for oversight of property operations while retaining his current responsibilities and remaining on the management investment committee.  Directly managing national property operations and reporting to Mr. Breslin will be Bernard Ward, Senior Vice President, who during his 14 years with the Company has gained experience managing both our West Coast and East Coast property operations.

Matthew Birenbaum, Executive Vice President — Corporate Strategy, will oversee the Company’s market research function while continuing to oversee the brand strategy and design groups and continuing to play an instrumental role on the Company’s management investment committee.

Compensation Policies:

On February 16, 2012, on the recommendation of its Compensation Committee, the Company’s Board of Directors adopted Executive Stock Ownership Guidelines (“Ownership Guidelines”) and a Policy Regarding Shareholder Approval of Future Severance Agreements (“Severance Policy”).

The Ownership Guidelines will apply to all officers with the title Executive Vice President or higher or who are otherwise subject to reporting under Section 16 of the Securities Exchange Act (“covered officers”) and will be effective on March 15, 2012.  Under the guidelines, covered officers are expected to maintain ownership of the Company’s common stock having a value that equals a designated multiple of the officer’s base salary.  For the Chief Executive Officer the multiple is six times; for other officers the multiple varies depending on title.  The full Ownership Guidelines are attached as an exhibit to this Report on Form 8-K and describe the shares which will count toward meeting the guidelines, the time period in which covered officers are expected to achieve compliance with the guidelines, and retention requirements that apply during periods when the guidelines are not met.

The Severance Policy states that it is the Company’s policy to not enter into or bind the Company to the terms of any future severance agreement that provides that a covered officer, upon his or her departure from or termination by the Company, shall receive “benefits” in excess of 2.99 times that officer’s base salary plus annual bonus, unless such future severance agreement is approved or ratified by the Company’s shareholders.  Under the Severance Policy, “benefits” are defined broadly but the term is also subject to various limitations and exceptions (e.g., payment of a pro rata bonus for the portion of the year served or acceleration of unvested stock and options in accordance with standard terms that generally apply widely to other groups that receive such awards).  The full terms of the Severance Policy are attached as an exhibit to this Report on Form 8-K.

ITEM 9.01           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Policy Regarding Shareholder Approval of Future Severance Agreements, Adopted by the Board of Directors on February 16, 2012. (Filed herewith)

99.2	Executive Stock Ownership Guidelines, adopted February 16, 2012, effective March 15, 2012. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

February 23, 2012
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Policy Regarding Shareholder Approval of Future Severance Agreements, Adopted by the Board of Directors on February 16, 2012. (Filed herewith)

99.2	Executive Stock Ownership Guidelines, adopted February 16, 2012, effective March 15, 2012. (Filed herewith)